EXHIBIT 99.1

Intelligent Systems Schedules Third Quarter Earnings Release and Conference Call

NORCROSS, Ga., Nov. 9, 2009 (GLOBE NEWSWIRE) -- Intelligent Systems Corporation (NYSE Amex:INS) intends to hold an investor conference call on Thursday, November 12, 2009 at 10 A.M. Eastern Time in conjunction with the Company's quarterly earnings release. The Company intends to issue a press release with the financial results of the third quarter and year-to-date periods ended September 30, 2009 before the market opens on November 12, 2009.

Interested investors are invited to attend the conference call by dialing 1-877-819-3201 and entering conference ID code 41038245. A transcript of the call will be posted on the Company's website at www.intelsys.com as soon as available after the call.

About Intelligent Systems Corporation:

For over thirty years, Intelligent Systems Corporation has identified, created, operated and grown early stage technology companies. The Company has operations and investments in the information technology and industrial products industries. The Company's principal majority-owned subsidiaries are CoreCard Software, Inc. (www.corecard.com), a provider of software and services for prepaid and credit card processing, and ChemFree Corporation (www.chemfree.com), a leader in bioremediating parts washer equipment and supplies. Further information is available on the Company's website at www.intelsys.com or by calling the Company at 770-381-2900.

Forward-looking Statements:

In addition to historical information, this news release may contain forward-looking statements relating to Intelligent Systems Corporation and its subsidiary and affiliated companies. These statements include all statements that are not statements of historical fact regarding the intent, belief or expectations of Intelligent Systems Corporation and its management with respect to, among other things, results of operations, product plans, and financial condition. The words "may," "will," "anticipate," "believe," "intend," "expect," "estimate," "plan," "strategy" and similar expressions are intended to identify forward-looking statements. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements. All forward-looking statements are based upon information available to Intelligent Systems Corporation on the date this release was submitted. The Company does not undertake to update or revise any forward-looking statements whether as a result of new developments or otherwise. Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are instability in the financial markets, delays in product development, undetected software errors, competitive pressures, changes in customers' requirements or financial condition, market acceptance of products and services, changes in the performance, financial condition or valuation of affiliate companies, the risks associated with investments in privately-held early stage companies and further declines in general economic and financial market conditions, particularly those that cause businesses to delay or cancel purchase decisions.

CONTACT:  Intelligent Systems Corporation
          Bonnie L. Herron, Vice President and Chief Financial
           Officer
          770-564-5504
          bherron@intelsys.com